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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
 August 16, 2004

eCollege.com
(Exact name of registrant as specified in its charter)

Delaware	000-28393	84-1351729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 South Monaco Street
Denver, Colorado 80237
(Address of principal executive offices)

(303) 873-7400
Registrant's telephone number, including area code

N/A
Former Name or Former Address, if Changed Since Last Report

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

        On August 16, 2004, eCollege issued the following press release confirming the second quarter 2004 earnings it previously announced on a preliminary basis:

eCollegeSM Confirms Second Quarter Results of Operations

        DENVER—August 16, 2004—eCollegeSM [Nasdaq: ECLG], a leading provider of value-added information services to the post-secondary education market, today announced that it has filed a Quarterly Report on Form 10-Q confirming the second quarter results of operations that it announced on a preliminary basis on August 10, 2004. The Company also announced that it is restating its statements of operations and cash flows for the full year 2003 and the first quarter of 2004, as well as its balance sheets for December 31, 2003 and March 31, 2004, to record additional non-cash charges required in connection with the application of SFAS No. 123 to the Company's Employee Stock Purchase Plan as discussed in the Company's August 10, 2004 earnings press release. The balance sheets and the six-month statements of operations and cash flows included in the Quarterly Report on Form 10-Q filed today include the effects of the restatement, and the Company intends to file an amended Annual Report on Form 10-K for 2003 and an amended Quarterly Report on Form 10-Q for the first quarter of 2004 to reflect the effects of the restatement on such prior periods.

        In connection with the third quarter and full year guidance provided by the Company in its August 10, 2004 press release, the Company stated that such guidance did not include the impact of any SFAS No. 123 adjustments. Accordingly, after taking into account the effect of the restatement, which added $588,000 in stock based compensation expense to the first quarter of 2004, the Company expects its net income for the full year 2004 to range from $2.3 to $2.9 million ($0.10 to $0.13 per diluted share). The Company's third quarter guidance, as set forth in the August 10, 2004 press release, is unaffected by the restatement, as is the Company's revenue and Adjusted Net Income guidance for the full year 2004, which remains at $87 to $89 million and $8.6 and $9.2 million ($0.39 to $0.41 per diluted share), respectively. As stated in the prior press release, such guidance does not include the effect of other adjustments, if any, in the Company's stock-based compensation programs.

About eCollege

        eCollege [Nasdaq: ECLG] is a leading provider of value-added information services to the post-secondary and K-12 education markets. The Company's eLearning Division designs, builds and supports some of the most successful, fully online degree, certificate/diploma and professional development programs in the country. The Company's Enrollment Division, Datamark, Inc., helps institutions build new enrollments and increase student retention. Customers include publicly traded for-profit institutions, community colleges, public and private universities, school districts, and state departments of education. eCollege was founded in 1996 and is headquartered in Denver. Datamark was founded in 1987 and is headquartered in Salt Lake City. For more information, visit www.eCollege.com and www.Datamark.com.

Forward Looking Statements

        This press release contains statements that are not historical in nature and that may be characterized as "forward-looking statements" within the meaning of the securities laws. Examples of these forward-looking statements include statements about expected future revenue, expenses, operating income, net income, non-cash charges, Adjusted Net Income, EBITDA, Adjusted EBITDA, cash and cash equivalents, profitability, student enrollments, and any other statements that are not clearly historical. These statements are based on management's current expectations and assumptions and are subject to a number of uncertainties and risks. Actual results may differ materially. Important factors that could cause actual results to differ materially from estimates or projections contained in the

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forward-looking statements include, but are not limited to: the difficulty in predicting future growth due to the early stage of and rapid changes in the market for our products and services; our eLearning customers' ability to continue to build, grow and market their online programs; the difficulty in predicting changes in the mix of marketing products and services employed by customers of our Enrollment Division; substantial competition, including pricing competition, in the online education and enrollment and retentions services markets; technological developments, emerging industry standards and government regulations, and customer requirements, which continually require us to improve our software and services; a significant portion of our revenue is generated from a relatively small number of customers; our debt obligations could adversely affect our financial health and our ability to obtain financing and react to changes in our business; the possibility that we may not be able to achieve continued growth or profitability, or maintain current levels of revenue; our ability to protect our intellectual property and other proprietary rights from infringement; the impact of laws and regulations affecting education and the Internet; the ability of the Company to retain key executives at eCollege and Datamark; our lengthy sales cycle; our network infrastructure and computer systems failing; the vulnerability of our network to security risks; the possibility that we may not be able to raise additional capital on acceptable terms; Datamark's ability to develop and sustain long-term customer relationships; the cost of marketing activities, including mailing lists, materials and postal rates; the use in these estimates of preliminary allocations of the assets acquired and liabilities assumed from Datamark and the possibility that the Datamark operations could be disruptive to our existing business, may not be successfully integrated, and may not live up to financial or business expectations and the additional debt incurred increases our leverage and fixed debt service obligations; the effects general economic conditions may have on our revenues; and such other factors as are discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission ("SEC") and available on our Web site, www.eCollege.com. We are not obligated to update or supplement any forward-looking statements that become untrue after the date of this release.

        eCollege is a service mark of eCollege. All other trademarks or registered trademarks are the property of their respective owners.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2004

eCollege.com
By:	/s/ OAKLEIGH THORNE Oakleigh Thorne, Chief Executive Officer

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  ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
eCollegeSM Confirms Second Quarter Results of Operations
SIGNATURE